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                                                                   Exhibit 99.3


                            ASSET PURCHASE AGREEMENT

      THIS AGREEMENT is made as of August 4, 1998, by and among LIFESTYLE FITNESS OF SOMERSET, INC., a New Jersey corporation, with an address at 120 Cedar Grove Lane, Somerset, New Jersey 08873 ("Seller"), SHARAD AGARWAL, an individual and a shareholder of Seller with an address at 30 Woodview Drive, Belle Mead, New Jersey 08502 ("Agarwal") and KENNETH HOST, an individual and a shareholder of Seller with an address at 21 Gloucester Drive, Somerset, New Jersey 08873 ("Host") (Agarwal and Host sometimes collectively referred to herein as "Seller's Principals") and TSI SOMERSET, LLC, a Delaware limited liability company, with an address c/o Town Sports International, Inc, 888 Seventh Avenue, New York, New York 10106 ("Buyer").

      In consideration of the covenants and terms and conditions contained in this Agreement, the parties agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms shall have the indicated meanings:

            a. "Acquisition Agreements" shall mean collectively, the Bill of Sale, the Assignment and Assumption Agreement, the Assignment and Assumption of Seller's Lease, the Undertaking Agreement, the Non-Competition Agreement and the TSI Note.

            b. "Assets" shall mean all assets of Seller relating to the Business listed or described in Schedule 1(b) and any and all other personal property located at the Demised Premises, owned by Seller, or used by Seller in connection with the Business, of every kind and nature whatsoever, other than Excluded Assets.

            c. "Assumed Contracts" shall mean those agreements listed on
Schedule 1(c).

            d. INTENTIONALLY OMITTED.

            e. "Business" shall mean the business conducted by Seller of operating a membership health club facility at the Demised Premises.

            f. "Closing" shall mean the completion of the transactions contemplated hereby on the Closing Date at the offices of Donovan & Giannuzzi, 405 Park Avenue, New York, New York, 11th Floor.


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            g. "Closing Date" shall mean the close of business on August 4,
1998.

            h. "Demised Premises" shall mean that certain premises located at 120 Cedar Grove Lane, Somerset, New Jersey 08873, leased to Seller by Landlord pursuant to the Seller's Lease, as more particularly described therein.

            i. "Equipment Contracts" shall mean all of the equipment leases or financing agreements with respect to any and all equipment used by Seller, each of which is indicated on Schedule 1(i), each of which Seller shall pay in full on or prior to the Closing Date.

            j. INTENTIONALLY OMITTED.

            k. "Landlord" shall mean CEGROVE ASSOCIATES, LLC (successor in interest to TALPRO 32, L.P.), having an address c/o ISJ Management Corp., 110 West 34th Street, New York, New York.

            l. "Lease Modification and Consent" shall mean the lease modification and consent agreement modifying Seller's Lease, entered into by and between Buyer and Landlord, dated as of the date hereof, with respect to the Demised Premises.

            m. "Lifestyle Acquisition Agreements" shall collectively mean this Agreement and each of the five (5) other asset purchase agreements, dated the date hereof, used in connection with the Related Lifestyle Acquisitions.

            n. "Lifestyle Clubs" shall collectively mean each of the six (6) health club businesses owned and operated by the Lifestyle Sellers which are being sold to Buyer and TSI's Affiliates pursuant to the Lifestyle Acquisition Agreements.

            o. "Lifestyle Sellers" shall collectively mean the following corporations: Lifestyle Fitness of Woodbridge, Inc. (Colonia), Lifestyle Fitness of Franklin, Inc. (Franklin Park), Lifestyle Fitness of Parsippany, Inc. (Parsippany), Lifestyle Fitness of Plainsboro, Inc. (Plainsboro), Lifestyle Fitness of Somerset, Inc. (Somerset) and Lifestyle Fitness of Springfield, Inc. (Springfield), which own and operate the six (6) Lifestyle Clubs.

            p. "Present Membership Agreements" shall mean the present membership agreements listed on Schedule 5(g), between the Present Members of the Business and Seller, which are in full force and effect with respect to each such Present Member and Seller.

            q. "Present Members" shall mean those persons or entities which are members of the health club facility located in the Demised Premises pursuant to the Present Membership Agreements.


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            r. "Purchased Assets" shall mean, collectively, (i) the Assumed
Contracts, including, but not limited to, Seller's Lease and the Present Membership Agreements, and (ii) the Assets.

            s. "Related Lifestyle Acquisitions" shall mean the acquisition by affiliates of TSI ("TSI's Affiliates") on the Closing Date of the other five (5) Lifestyle Clubs.

            t. "Seller's Lease" shall mean the existing lease between Landlord and Seller, dated September 12, 1990, as amended, with respect to the Demised Premises.

            u. "Undertaking Agreement" shall mean the undertaking to be signed on the Closing Date among the Lifestyle Sellers, Seller's Principals, Buyer and TSI's Affiliates, with respect to certain post-closing obligations of the Lifestyle Sellers and Seller's Principals.

            v. "West Caldwell Lease" shall mean the lease agreement executed between Lifestyle Fitness of West Caldwell, Inc., a New Jersey corporation wholly-owned by Seller's Principals (the "West Caldwell Seller") and A Co-Tenancy comprised of Harvirch Associates and the Stop and Shop Companies, Inc., as the landlord (the "WC Landlord"), dated July 1, 1998.

      2. SALE AND PURCHASE OF PURCHASED ASSETS; ACQUISITION AGREEMENTS.

            a. On the Closing Date, subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, undertakings and agreements of Buyer made hereunder, and in consideration of the purchase by Buyer described below and the assumption of certain liabilities of Seller by Buyer, Seller and Seller's Principals hereby agree to sell, transfer, convey, assign and deliver to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, the Purchased Assets, including all of the properties and assets used by Seller in connection with the Business, as referred to in the bill of sale, substantially in the form of Exhibit A attached hereto (the "Bill of Sale"). It is understood and agreed that only those assets specifically listed on Schedule 2(a) attached hereto shall not be included in the Purchased Assets, and shall be expressly excluded therefrom (the "Excluded Assets").

            b. Seller and Seller's Principals hereby agree to assign to Buyer all of Seller's right, title and interest in and under, and Buyer hereby agrees to assume all of Seller's obligations (except as otherwise set forth herein or in the Assignment and Assumption Agreement) arising under, the Assumed Contracts, and Seller and Buyer each hereby agree to execute and deliver on the Closing Date an assignment and assumption agreement, substantially in the form of Exhibit B attached hereto (the "Assignment and Assumption Agreement").


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            c. In accordance with the terms of this Agreement and specifically
Section 9(d) hereof, Seller and Seller's Principals hereby agree to assign to Buyer all of Seller's rights, title and interest in and under, and Buyer hereby agrees to assume all of Seller's obligations (except as otherwise set forth herein or in the Assignment and Assumption or Seller's Lease) arising under Seller's Lease, and Seller and Buyer each hereby agree to execute and deliver on the Closing Date an assignment and assumption agreement with respect to Seller's Lease, substantially in the form of Exhibit C attached hereto (the "Assignment and Assumption of Seller's Lease").

            d. Seller and Seller's Principals agree to execute and deliver to Buyer on the Closing Date, a non-competition agreement, substantially in the form of Exhibit D attached hereto (the "Non-Competition Agreement").

            e. Buyer agrees that, on the Closing Date, Buyer shall (i) pay to Seller the Closing Date Consideration (as defined herein), (ii) direct its parent company, Town Sports International, Inc. ("TSI") to deliver to the Lifestyle Sellers, a single, non-transferable promissory note in accordance with the terms of this Agreement, such promissory note to be in the form of Exhibit E attached hereto (the "TSI Note"), and (iii) assume and comply with all executory obligations of Seller arising on or after the Closing Date under each of the Assumed Contracts.

            f. At the Closing Date, and from time to time after the Closing Date, (i) at the request of Buyer and without further consideration, Seller and Seller's Principals shall promptly execute and deliver to Buyer such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may reasonably be requested by Buyer more effectively to confirm any obligation assumed by Buyer, and to sell, convey, assign and transfer to and vest in Buyer, or to put Buyer in possession of, the Purchased Assets, consistent with the provisions of this Agreement, and (ii) at the request of Seller and Seller's Principals and without further consideration, Buyer shall promptly execute and deliver to Seller such certificates and other instruments of assumption, and take such other action, as may reasonably be requested by Seller more effectively to confirm and carry out the assumption by Buyer of the obligations of Seller assumed by Buyer hereunder, consistent with the provisions of this Agreement.

            g. As of the Closing Date, to the extent permissible, Seller shall assign and transfer to Buyer all of its right, title and interest in and to the following telephone number: 732-356-3333. Buyer shall perform all actions necessary to effectuate the transfer of such number.

      3. MEMBERSHIPS; BUYER'S TRANSFER SYSTEM; ADJUSTMENTS. Notwithstanding anything to the contrary in this Agreement or in the Acquisition Agreements, Buyer, Seller and Seller's Principals


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agree as follows:

            a. (i) With respect to revenues received by Seller from Present Members for initiation fees and other fees from monthly dues Present Members, in each case for Present Members who joined or renewed their Present Memberships within 45 days prior to the Closing Date, or in the case of "Preferred memberships" on or after June 1, 1998 (provided that such June 1, 1998 date shall be amended in the event the Closing fails to occur as a result of Buyer's failure to use reasonable efforts to close on or about the Closing Date, provided, further, that Buyer shall in no event be entitled to an allocation of more than 60 days with respect to past "Preferred memberships), and, in each case, up to and including the Closing Date, and in full satisfaction thereof, Seller shall pay to Buyer on the Closing Date Buyer's share of all such amounts received ("Buyer's Initiation/Fee Amount"), which amount shall be calculated in accordance with the allocations set forth on Schedule 3(a) hereof. Seller, Seller's Principals and Buyer agree that in the event that any memberships have been sold during the relevant periods indicated above by Seller other than memberships with the specific terms indicated in Schedule 3(a), Seller, Seller's Principals and Buyer shall each act in good faith to divide the fees received for such memberships among Buyer and Seller in accordance with the terms and the spirit of Schedule 3(a);

                  (ii) Buyer and Seller agree that there are certain post-dated checks and post-dated credit card receipts held by Seller which will be deposited after the date hereof ("Post-Dated Amounts"). Seller and Buyer shall allocate these amounts in accordance with Schedule 3(a) on the Closing Date;

                  (iii) Buyer and Seller agree that there are certain Present Members who have pre-paid their monthly membership dues for some period of time ("Pre-Paid Amounts"). On the Closing Date, Seller and Buyer shall allocate these amounts proportionately in accordance with the percentage that such pre-payments correspond to services to be provided by Seller (i.e. on or prior to the Closing
Date) or Buyer (i.e. after the Closing Date).

            b. (i) Except as specifically provided for in Section 3(c) hereof or
Section 5(g)(xi)(B) hereof, Buyer shall be entitled to receive and retain, for Buyer's own account, any and all monies received after the Closing Date in connection with the operation of the Business.

                  (ii) Buyer shall be entitled to receive and retain any and all electronic fund transfers and credit card payments (together, "EFT Payments") and any other monthly payments made by Present Members, received by Seller or Buyer after the Closing Date. All EFT Payments and other monthly payments, minus returns, received by Seller prior to the Closing Date ("Pre-Closing Date EFT Payments") shall be pro-rated between Seller and


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Buyer in accordance with the percentage that the corresponding services are to be provided by Seller (i.e. on or prior to the Closing Date) or Buyer (i.e. after the Closing Date). (For example, if the Closing Date occurred on June 15, 1998 and Seller had collected $100,000.00 of EFT Payments (excluding returns) on June 1, 1998 relating to services to be provided in June, then Buyer would be paid $50,000.00 of such EFT Payments by Seller and Seller would have retained $50,000.00 of such amount.) On the Closing Date, Seller shall pay to Buyer, Buyer's pro-rated share of the Pre-Closing Date EFT Payments.

                  (iii) Seller shall make its electronic fund transfer system available to Buyer for a period of three (3) months after the Closing Date. All EFT Payments collected through Seller's electronic fund transfer system shall immediately be paid to Buyer, and all such amounts shall at all times be the sole and exclusive property of Buyer.

                  (iv) Buyer, Seller and Seller's Principals acknowledge that Buyer will be unable to effectively perform the customary membership billing of the Business for some period of time after the Closing without the direct assistance of Seller's Principals. Therefore, Buyer agrees to pay to Seller's Principals the total amount of $15,000.00 per month (the first period commencing on September 1, 1998 and ending on September 30, 1998) for the below listed services, and Seller's Principals agree to perform for Buyer, each of the following services, for a period not to exceed three (3) months after the Closing Date: all billing of Lifestyle members as of the Closing Date, including, but not limited to billing for EFT Payments, manual billing (provided, however, that Seller and Seller's Principals agree that the first manual billing to occur after the Closing Date (which the parties believe will be on or about August 15, 1998) will be provided free of charge to Buyer), and any and all other membership billing and collection reasonable and customary to the Business, all as more fully set forth on Schedule 3(b)(iv) hereto.

                  (v) In the case of (iii) and (iv) of this Subsection 3(b), Buyer shall use its best efforts to convert and transfer such billing procedure and information to Buyer's billing system and to become self-sufficient with respect to membership billing for three (3) months after the Closing Date.

                  (vi) Immediately subsequent to the Closing Date, Seller and Seller's Principals shall begin to assist Buyer with the transfer of all EFT Payment data from Seller's EFT system to Buyer's EFT system and shall continue to assist Buyer until such transfer is completed, provided, that the parties agree that such transfer shall be completed within three (3) months after the Closing Date. Seller and Seller's Principals shall direct its EFT service provider, Check Free, to assist Buyer to the fullest extent possible.

                  (vii) Seller and Seller's Principals


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acknowledge that their agreement to assist Buyer as set forth in (iii), (iv) and
(vi) of this Subsection 3(b) is of material importance to Buyer and being relied upon by Buyer herein.

                  (viii) Except as provided in this Agreement, Seller and Seller's Principals shall have no right to collect any EFT Payments from Present Members after the Closing Date. In the event that Buyer, after due investigation, reasonably believes that Seller or Seller's Principals has debited any Present Member's account through an EFT Payment, Seller shall, within three (3) days of written notice from Buyer, provide Buyer with access to the complete and accurate records of its system which services and manages EFT Payments, in order for Buyer to determine if such amounts have, in fact, been debited by Seller or Seller's Principals. In the event Seller fails to pay any such improperly debited amounts to Buyer within five (5) days of notice from Buyer of the improperly debited amounts, Buyer and TSI shall each have a right of offset, in accordance with Section 10(e) hereof, against any payments required to be made to Seller pursuant to the TSI Note.

                  (ix) INTENTIONALLY OMITTED.

            c. (i) Seller shall have a right to (A) all accounts receivable collected by Buyer within sixty (60) days after the Closing Date from delinquent members relating to periods prior to June 4, 1998 (for preferred memberships) otherwise June 21, 1998, and (B) Seller's pro-rated share, determined in accordance with Section 3(a), Section 3(b)(ii) and Schedule 3(a) hereof, for accounts receivable collected by Buyer during such sixty (60) day period from delinquent members relating to the period from June 4, 1998 (for preferred memberships) otherwise June 21, 1998 to the Closing Date (collectively the "Seller Receivables"). On the Closing Date, Seller shall prepare and Buyer and Seller shall agree upon a list of all of the affected delinquent members and the amounts outstanding with respect to each such delinquent member (the "Seller Receivable List"; and each individual indicated on the Seller Receivable List hereinafter a "Delinquent Member").

                  (ii) After the Closing Date, Buyer shall accept payment of all accounts receivable in the normal course of conducting the Business. Upon payment of any amounts from Delinquent Members, Buyer shall credit such payment first to the amounts owed by such Delinquent Member indicated on the Seller Receivable List, and then for Buyer's account.

                  (iii) Buyer shall pay to Seller all amounts received constituting Seller Receivables within thirty (30) days of receipt.

                  (iv) For the first ninety (90) days following the Closing Date, upon reasonable notice and during regular business hours, Seller shall have the right to review (i)


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the data used to revise the Seller Receivable List and any other information maintained by Buyer which may indicate amounts owed and amounts paid by Delinquent Members or members with post-dated payments, and (ii) the folders containing the Present Membership Agreements.

            d. (i) INTENTIONALLY OMITTED.

                  (ii) Seller, Seller's Principals and Seller's accountant (with respect to Seller's accountant, at Buyer's expense) will, for a period of two
(2) years after the Closing Date, provide Buyer with access to all records and files of Seller and the Business reasonably necessary for Buyer's orderly operation and continuation of the Business and shall cooperate with any independent audit of financial statements or information relating to any period prior to the Closing Date; provided, however, that nothing in this provision or this Agreement shall be construed to obligate either of Seller's Principals to provide personal financial information concerning Seller's Principals or to provide any information concerning any other businesses or enterprises in which they participate.

            e. The parties shall make all adjustments reasonably possible on the Closing Date, including, but not limited to, the following: (i) electricity, gas, telephone and other utilities, water charges and sewer rents, and (ii) all other obligations with respect to the expenses of the Business which are assumed by Buyer pursuant to this Agreement, including, but not limited to, cable television, credit card fees, collection fees, yellow pages fees, advertising fees, and the like. To the extent all of these adjustments cannot be completed on the Closing Date, the parties agree to make adjustment between them for such items as soon as reasonably possible after the Closing Date, but not later than forty-five (45) days after the Closing Date, such that Seller will be responsible for items of expense allocable to periods up to and including the Closing Date and Buyer will be responsible for items of expense allocable to periods commencing the day after the Closing Date, except as otherwise provided in this Agreement.

            f. (i) In the event that any Present Members who joined or renewed their Present Membership Agreements on or prior to the Closing Date shall cancel their Present Membership Agreements (A) pursuant to any so-called "three day (or longer) cancellation clauses" within three (3) business days (or such other period as required by law) after the Closing Date, or (B) within sixty (60) days after the Closing Date, due to such Present Member moving farther than twenty-five (25) miles from the Demised Premises or due to medical reasons (each a "Permitted Cancellation", Seller shall make all required reimbursements of such membership fees directly to the Present Members (each a "Cancellation Cost"), as required by applicable law; provided, however, that for Present Members who joined or renewed their Present Membership Agreements within forty-five (45) days prior to


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the Closing Date or in the case of "Preferred memberships" on or prior to June
4, 1998, Buyer and Seller shall reimburse such Present Member in accordance with their allocative share as set forth in Section 3(a), Schedule 3(a) and Section 3(b) hereof.

                  (ii) Upon receipt of any such notice to cancel from a Present Member, Buyer shall demand proof of such relocation or medical reason, as required under such Present Member's membership agreement, and Buyer shall provide the same to Seller and Seller shall have the right to review Buyer's membership files and to challenge such relocation or medical termination in accordance with such Present Member's membership agreement.

                  (iii) In the event that Seller fails to make such reimbursements and fails to diligently challenge such relocation or termination in good faith, Buyer and TSI shall, in accordance with Section 10(e) hereof (including the notice provisions of Section 10(e)), have the right to make such legally required payments and offset such amount from the TSI Note in accordance with this Agreement and the TSI Note.

            g. Seller shall, for at least two (2) years after the Closing Date, maintain its corporate existence and remain a corporation in good standing in the State of New Jersey.

            h. The terms of this Agreement, including, but not limited to the Purchase Price and the results and contents of the audit report performed by Coopers & Lybrand, shall be held strictly confidential by the parties and the parties shall instruct their attorneys, accountants, agents and affiliates to also keep this Agreement confidential, in each case except as required by law or as otherwise required in the reasonable judgment of any of the parties' counsel. The parties shall not include any reference to Purchase Price in any press releases concerning the transactions contemplated in this Agreement and the Acquisition Agreements.

            i. The provisions of this Article 3 shall survive the Closing Date for a period of two (2) years, except for the provisions of subsection 3(h), which shall survive the Closing Date for a period of five (5) years.

      4. PURCHASE PRICE.

            a. Payment of Purchase Price. The purchase price to be paid to Seller by Buyer shall be EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00) (the "Purchase Price"). The Purchase Price shall be paid by Buyer to Seller, as follows:

            (i) On the Closing Date, SEVEN HUNDRED SEVENTY-SIX THOUSAND SIX HUNDRED NINETY-NINE DOLLARS ($776,699.00) (which amount shall be reduced, dollar-for-dollar, by any amount of Seller's debt which Buyer agrees to assume and Seller agrees to


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assign, if any, as of the Closing Date), in immediately available funds, by certified check to Seller (the "Closing Date Consideration"); and

            (ii) On the Closing Date, Buyer shall direct TSI to execute and deliver to Seller the TSI Note, issued by TSI in connection with this transaction and the Related Lifestyle Acquisitions, in the total amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), payable on the first anniversary of the Closing Date, of which, the total amount of TWENTY-THREE THOUSAND THREE HUNDRED ONE DOLLARS ($23,301.00) shall be payable to Seller, and the remaining amount of the TSI Note shall be paid among the other five (5) Lifestyle Sellers as indicated in the TSI Note; provided, however, that the entire amount of the TSI Note ($300,000.00) may be offset in accordance with the terms of this Agreement, and in accordance with the terms of the other Lifestyle Acquisition Agreements, due to the breach of any one or more of the Lifestyle Sellers.

                  b. Allocation of Purchase Price. Buyer, Seller and Seller's Principals agree that the Purchase Price shall be allocated as follows:

                  Machinery & Equipment                             $20,000.00
                  Furniture                                         $10,000.00
                  Membership lists                                 $113,000.00
                  Leasehold improvements                            $10,000.00
                  Goodwill                                         $647,000.00

                        Total:                                     $800,000.00
                        ------                                     -----------

Buyer, Seller and Seller's Principals further agree that they shall conform to and respect such allocations for all tax and accounting purposes, and that they shall file such allocations on, and in accordance with, IRS Form 8594.

      5. REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER'S PRINCIPALS. Seller and Seller's Principals, jointly and severally represent and warrant to Buyer that as of the date hereof and as of the Closing Date:

            a. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Seller has all corporate power and authority to conduct the Business as now being conducted and to own its properties.

            b. The execution, delivery and performance by Seller of this Agreement and the Acquisition Agreements to which it is a party, and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Seller. This Agreement and each of the Acquisition Agreements to which Seller and Seller's Principals is a party will, as of the Closing Date, be duly and validly executed and delivered by Seller


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and Seller's Principals, as applicable, and Seller and each of Seller's
Principals has the power to do the same, and to perform this Agreement and the Acquisition Agreements to which Seller or Seller's Principals is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Acquisition Agreements to which Seller and Seller's Principals is a party constitutes a legal, valid, binding and enforceable obligation of Seller or each of Seller's Principals, as applicable.

            c. This Agreement, the Acquisition Agreements and other instruments of conveyance and transfer to be executed by Seller and/or Seller's Principals and delivered to Buyer on the Closing Date will be valid in accordance with their terms and effective to assign, transfer and convey to Buyer at the Closing Date all of the Purchased Assets.

            d. Neither the execution or delivery of this Agreement or the Acquisition Agreements by Seller or Seller's Principals nor the consummation of the transactions contemplated hereby or thereby by Seller or Seller's Principals will (with or without notice or the passage of time, or both) result in (i) a conflict with the certificate of incorporation or by-laws of Seller, (ii) the creation of any lien, charge, pledge, security interest or encumbrance of any nature whatsoever on any of the Purchased Assets, or (iii) a breach of, or liability under, any of the terms, or constitute a default pursuant to, any covenant or agreement to which Seller or any of Seller's Principals is a party, including without limitation, the Assumed Contracts, or by which Seller, any of Seller's Principals, the Demised Premises or any of the Purchased Assets is bound, or any judgement or order or any law, rule, regulation or ordinance, to which the Seller, any of Seller's Principals, the Demised Premises or any of the Purchased Assets is subject.

            e. On the Closing Date, Seller shall have good title to, own and lawfully possess all of the Purchased Assets, including, but not limited to the equipment used by Seller, free and clear of all mortgages, liens, pledges, security interests and encumbrances of any nature whatsoever other than those which may exist pursuant to the Assumed Contracts. Neither Seller nor any of Seller's Principals has entered into any contract or lease with respect to any equipment used by, or in the past used by, the Business, to which Seller or Seller's Principals has any present or future financial or other obligations.

            f. Except as set forth on Schedule 5(f), there is (i) no outstanding consent, order, judgment, injunction, award or decree of any court, government or regulatory body or arbitration tribunal against or involving Seller, Seller's Principals, the Business, the Purchased Assets or the Demised Premises, (ii) no action, suit, dispute or governmental, administrative, arbitration or regulatory proceeding pending or involving Seller, Seller's Principals, the Business, the Purchased Assets or the Demised Premises, or, to the best of Seller's and


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

Seller's Principals' knowledge, threatened against Seller, Seller's Principals, the Business, the Purchased Assets or the Demised Premises and (iii) no investigation pending or, to the best of Seller's or Seller's Principals' knowledge, threatened against or relating to Seller, Seller's Principals, the Business, the Purchased Assets or the Demised Premises (collectively, "Proceedings"). None of the Proceedings listed in Schedule 5(f), if adversely determined against Seller, Seller's Principals, the Demised Premises, any of the Purchased Assets or the Business, would have a material adverse effect on the Purchased Assets, the Demised Premises, the Business or on the ability of Seller or Seller's Principals to consummate the transactions contemplated hereby.

            g. The list of the Present Membership Agreements set forth on
Schedule 5(g) is a complete and accurate list of all present memberships as of July 15, 1998, and, unless otherwise indicated in Schedule 5(g), each Present Membership Agreement is, and on the Closing Date shall be, in full force and effect in accordance with its terms. The net monthly total payment of dues, net of returns, in January 1998 totalled $40,041.38, in February 1998 totalled $39,398.27, in March 1998 totalled $40,647.04, in April 1998 totalled $40,795.62, in May 1998 totalled $40,324.57, and in June 1998 totalled $39,184.52. Schedule 5(g) accurately lists the expiration date of each Present Membership Agreement, and all other information therein is true, complete and correct;

            (i) Except as listed in Schedule 5(g)(i) and except as set forth in
Section 5(g)(xii) hereof, as of the date hereof and the Closing Date, there are no renewal rights with respect to the Present Membership Agreements which allow a Present Member to renew or otherwise continue his or her membership at an advantageous or preferred rate or that limit the amount that such membership may be increased upon renewal (a "Renewal Provision");

            (ii) Except as listed in Schedule 5(g)(ii), and except for (A) the right of all new members to receive a fifteen (15) minute nutrition counselling session and a private training session upon joining, and (B) the right of all members to one free private training session per month, which Seller and Seller's Principals represent and warrant will not cost Buyer any additional amounts because Seller has not in the past paid personal trainers any additional amounts (other than normal salary or hourly pay) for the provision of such free private training sessions; as of the date hereof and the Closing Date, there are no provisions in the Present Membership Agreements which entitle any Present Member to free or discounted personal services ("Personal Services"), including, without limitation, private training, APEX sessions, baby-sitting, massage therapy, nutrition counseling, or karate classes (each a "Personal Services Discount");

            (iii) Except as listed in Schedule 5(g)(iii), as of the date hereof and the Closing Date, there are no Present Membership Agreements subject to special corporate rates, family rates, senior rates and/or group rates;

            (iv) As of the date hereof and the Closing Date, the total aggregate amount received by the Lifestyle Sellers for outstanding coupons or certificates for Personal Services issued by any of the Lifestyle Sellers at any of the Lifestyle Clubs, including, but not limited to, personal training, spinning classes and tanning sessions, which have been sold or otherwise provided to any individual (exclusive of any such Personal Services provided for in the Present Membership Agreements) does not exceed Ten Thousand Dollars ($10,000.00) in the aggregate for all of the Lifestyle Clubs;

            (v) Except as listed in Schedule 5(g)(v), as of the date hereof and the Closing Date, there are no Present Membership Agreements which entitle Present Members to a free or complimentary membership;

            (vi) Schedule 5(g)(vi) sets forth copies of Seller's standard membership agreement(s), which is/are, to the best of Seller's and Seller's Principals' knowledge, the only forms of membership agreement used by Seller at any time in connection with past or present members of the Business;

            (vii) As of July 15, 1998, Seller has a total of 2,820 active Present Members;

            (viii) As of the date hereof and the Closing Date, Seller has made available to Buyer all true, correct and complete originals in Seller's possession, and any and all related documents, of all Present Membership Agreements. To the best of Seller's and Seller's Principals' knowledge, except as provided for in this Agreement, there are no oral modifications with respect to any of the Present Membership Agreements or oral agreements between Seller or any of Seller's Principals and any third parties which would entitle any such third party to any right customarily held by a Present Member of the Business;

            (ix) To the best of Seller's knowledge, Seller has fully paid and satisfied all refund obligations with respect to any and all present or past members as required by contract or by applicable law;

            (x) Except as set forth in Section 3(f) hereof, Buyer shall have no liability for any obligations of Seller due to any Present Member or past member of Seller as a result of the cancellation of any membership prior to the Closing Date;

            (xi) (A) Buyer's Initiation/Fee Amount, as calculated in accordance with Section 3(a) and Schedule 3(a) hereof, is true and correct, and as of the Closing Date, Seller shall provide to Buyer Schedule 5(g)(xi)(A) which shall properly reflect all of the initiation and other fee amounts received by Seller on or after June 21, 1998 (except for so-called "preferred" memberships which shall be calculated from June 4, 1998) up to and including July 15, 1998, and Seller agrees that on the Closing Date it shall agree in writing (in the Undertaking Agreement) to allocate, within fifteen (15) days after the Closing Date, all of the initiation and other fee amounts received by Seller on or after July 16, 1998 up to and including the Closing Date in accordance with Section 3(a) hereof;

                  (B) The Post-Dated Amount, as calculated in accordance with
Schedule 3(a) hereof, is true and correct, and as of the Closing Date, Seller shall provide to Buyer Schedule 5(g)(xi)(B) which shall properly reflect all such post-dated amounts held by Seller, and Seller, Seller's Principals and Buyer each agree that on the Closing Date they shall agree in writing (in the Undertaking Agreement) to allocate, within fifteen (15) days after the Closing Date, all of the post-dated amounts received by Seller on or after July 16, 1998 up to and including the Closing Date, if any, or received by Buyer after the Closing Date, if any, in accordance with Section 3(a) hereof; and

                  (C) The Pre-Paid Amount is true and correct, and as of the Closing Date, Seller shall provide to Buyer Schedule 5(g)(xi)(C) which shall properly reflect all such pre-paid amounts payable to Buyer, and Seller agrees that on the Closing Date it shall agree in writing (in the Undertaking Agreement) to allocate, within fifteen (15) days after the Closing Date, any pre-paid amounts not allocated on the Closing Date, if any;

            (xii) No more than thirty-seven percent (37%) of all Present Membership Agreements contain provisions that guarantee any Present Member a certain rate per month for his or her lifetime. All other Present Memberships allow for increases, in the sole discretion of the owner of the Business, of monthly and annual fees charged to the Present Members; provided, however, that there are approximately 100 Present Memberships that allow for an increase of no more than ten percent (10%) per year;

            (xiii) Since June 15, 1998, Seller has used its best efforts not to sell any new memberships, or renew any existing memberships, which contain a limitation on the amount that dues may be increased from time to time, including any limitations connected to increases in the consumer price index; except that Seller has continued to sell "Preferred memberships" which do contain certain increase limitations;

            (xiv) Except as set forth in Section 5(g)(v), since June 1, 1998, Seller has not given any free months of use of the Business to any Present Member or third party, except for (A) free months as a bonus for introducing new Present Members to the Lifestyle Clubs, (B) in connection with "lead box" promotions, as set forth on Schedule 5(g)(v) hereof, and (C) in connection with existing Val-Pak promotions, which do not extend for more than two weeks; and

            (xv) INTENTIONALLY OMITTED.

            h. The Assumed Contracts, as set forth on Schedule 1(c), form a complete and accurate list of all material contracts to which Seller is a party and which have not been terminated on or prior to the Closing Date. Seller and Seller's Principals represent that there are no other material contracts which are binding on Buyer after the Closing Date. Seller has previously delivered to Buyer true and complete copies of all contracts to which it is a party, including, but not limited to, each of the Assumed Contracts, which remain complete, and have not been amended or modified, as of the Closing Date. As of the Closing Date, all payments under each of the Assumed Contracts are current and each of the Assumed Contracts is otherwise in full force and effect. Each of the Assumed Contracts is valid, binding and enforceable in accordance with its terms. As of the Closing Date, there exists no default under any of the Assumed Contracts on the part of Seller. Buyer is not, by entering into this Agreement or otherwise, assuming any obligations of Seller or Seller's Principals under the Excluded Assets or any contracts, agreements, arrangements or understandings, other than as expressly stated in this Agreement, the Acquisition Agreements or the Assumed Contracts.

            i. (i) Seller has a valid and continuing leasehold interest in the Demised Premises, free and clear of all mortgages, liens, attachments, pledges, encumbrances or security interests. Seller's Lease is in good standing, and is valid and in full force and effect in accordance with its terms. There are no defaults, and there have never been any defaults, under Seller's Lease attributable to Seller or Seller's Principals, and no event has occurred, that (with or without the giving of notice or the lapse of time or both) would constitute an event of default thereunder. Neither Seller nor Seller's Principals has received a written notice of default or notice of cancellation under Seller's Lease which remains uncured.

            (ii) The Demised Premises, and all building systems, utilities, fixtures, equipment, including the health club exercise equipment, and improvements therein are in good operating condition and repair, except for ordinary, routine maintenance and Seller has made all required maintenance and repairs thereof, and there are no deferred maintenance obligations. Seller has performed all routine maintenance on the equipment used in connection with the Business.

            j. The Business is being operated in compliance with, and neither Seller nor the Business is in default or violation of, any applicable federal, state or local laws. Seller is in compliance with all other laws, statutes, rules, regulations, orders and licensing requirements of, and has secured all other necessary permits, authorizations, certificates and licenses issued by, federal, state and local agencies and authorities, applicable to the Business. Seller has received no notice of any violation of any law, rule, regulation or ordinance, including laws concerning licensing or permitting with respect to the Business, which violations have not been rectified, and no amounts are due with respect to any such violation. There is a valid certificate of occupancy in effect for the Demised Premises permitting the lawful operation of the Business presently being conducted therein.

            k. Neither Seller nor Seller's Principals have received any notice of, and have no knowledge of, any violation of any environmental law or regulation with respect to Seller, the Purchased Assets, the Demised Premises or the Business. There are no past or present actions or conditions, including without limitation, the release of any hazardous substance or waste regulated under any environmental law that could form the basis of any claim under any environmental law or regulation against Seller, the Purchased Assets, the Demised Premises or the Business. There are no asbestos or asbestos-containing materials located within the Demised Premises in violation of applicable law.

            l. (i) Seller (A) is not a party to any collective bargaining agreement, employment agreement or consulting agreement covering any employee of Seller; and (B) except for an announcement that it planned to create a 401(k) plan for some of its employees, has not announced or otherwise made a commitment to create any bonus, option, deferred compensation, pension, profit-sharing or retirement plan or arrangement, severance arrangement or other fringe benefit plan covering any employee of Seller.

            (ii) Seller does not maintain and has not at any time maintained a pension plan (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller maintains plans that provide medical, dental, life insurance and/or accidental death and dismemberment benefits (the "Plans") to each of the employees and under each of the terms indicated in Schedule 5(l)(ii) hereof. Except as described in the preceding sentence, Seller does not maintain and has not at any time maintained any plan for the purpose of providing to its employees or former employees or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death, or unemployment, or vacation benefits, apprenticeship, or other training programs, or day care centers, scholarship funds, or prepaid legal services, or holiday, severance or similar benefits (an "employee welfare benefit plan"). Seller and its employees have complied in all respects with the requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, the notice and continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act if 1985, as amended, and the reporting and disclosure requirements of ERISA. The Plans comply in all material respects with the applicable provisions of ERISA and the Code, and Seller does not maintain any employee welfare benefit plan that, as of the Closing Date, has any unfunded liabilities.

            (iii) As of the Closing Date, Seller shall have terminated or shall immediately thereafter terminate (A) the employment of all of its employees and
(B) all consulting arrangements or agreements with consultants to the Business, immediately prior to the transactions contemplated hereby.

            (iv) The execution and delivery of this Agreement by Seller and Seller's Principals and the consummation of the transactions contemplated hereunder will not result in any obligation or liability (with respect to accrued benefits or otherwise) of Buyer to any employee or former employee of Seller.

            (v) Prior to the Closing Date or as soon thereafter as practicable, Seller shall have paid all salaries, benefits, penalties, employment taxes, severance pay, bonuses, unemployment insurance, and any and all other sums owed to, or owed with respect to, its employees and consultants, and Buyer shall have no obligation to pay any of the above items.

            (vi) Schedule 5(l)(vi) sets forth the list of all of Seller's employees (including their titles) and consultants (each of whom shall be terminated as of the Closing Date), and the salaries, bonuses and all applicable withholding taxes with respect to each such person.

            m. Neither Seller nor Seller's Principals have received any notice of, and have no knowledge of, any violation of any applicable law (including but not limited to ERISA), rule or regulation relating to the employment of labor in connection with the Business and its operations, including without limitation any applicable law, rule or regulation relating to wages, hours, unfair labor practices, discrimination, payment of social security and similar taxes, and neither Seller nor Seller's Principals is liable for any penalties for failure to comply with any of the foregoing; and no claims have been made against Seller or Seller's Principals with regard to any of the foregoing.

            n. All Federal, state and local taxes (including, without limitation, all sales tax due on Present Membership Agreements) or assessments due and payable with respect of Seller for all periods, including interest and penalties, have been paid, and there is no tax levy against Seller, the Business, or any of the Purchased Assets. No unsettled claim for any tax or assessment or levy for which Seller may become liable has been asserted. Seller has not failed to file any tax returns, tax reports or other related tax information required by law to be filed. No federal, state or local government entity is performing, or, to the best of Seller's and Seller's Principals' knowledge has threatened to perform, an audit of Seller for any year in which Seller has occupied the Demised Premises. Seller has paid all withholding taxes required to be paid in connection with the payment of any and all consultants, including, but not limited to aerobics instructors and personal trainers.

            o. (i) As of the date hereof and the Closing Date, Seller is not, and shall not be, Insolvent.

                  (ii) The transactions contemplated hereby have not been planned, and are not intended by Seller or Seller's Principals, to hinder, delay or defraud any creditor, and will not otherwise constitute a fraudulent transfer or conveyance under any applicable law, including section 548 of Title 11 of the United States Code.

                  (iii) For purposes of this Agreement, the term "Insolvent" shall mean, with respect to Seller, that the Purchase Price paid pursuant to
Section 4 of this Agreement is, on the date of determination, less than the total amount of liabilities (including contingent and unliquidated liabilities) of Seller as of such date (not including the liabilities of Seller to be assumed by Buyer hereunder) or that, as of such date Seller is unable to pay all liabilities of Seller as such liabilities mature or has unreasonably small capital for conducting the business proposed to be conducted by Seller; in computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            p. Seller has heretofore furnished Buyer with complete and correct copies of the following financial information: (i) Seller's 1996 balance sheet and operating statements for the period from January 1, 1996 to December 31, 1996, which indicate that in 1996 Seller had gross revenues of $1,064,034.00,
(ii) Seller's 1997 balance sheet and operating statements for the period from January 1, 1997 to December 31, 1997, which indicate that in 1997 Seller had gross revenues of $1,111,048.00, and (iii) Seller's balance sheet and operating statement for the period from January 1, 1998 to June 30, 1998, which indicate that in such six (6) month period Seller had gross revenues of $518,659.00.

            q. To the best of Seller's knowledge, Seller has paid-in-full all contractors, sub-contractors, materialmen, suppliers, expediters, attorneys, architects and other service providers (collectively, "Contractors"), for any and all work conducted, or contracted for, prior to the Closing Date with respect to Seller, the Business, the Demised Premises or the Purchased Assets, and no mechanic's or materialmen's liens have been filed against Seller, the Business, the Demised Premises or the Purchased Assets relating to Seller, the Business, the Demised Premises or the Purchased Assets. As of the Closing Date, no Contractor has the legal right to file, a mechanic's or materialmen's lien against Seller, the Business, the Demised

Premises or the Purchased Assets. Seller shall deliver to Buyer copies of all existing "as-built" plans, if any, for the Demised Premises on the Closing Date or as soon as reasonably practicable thereafter.

            r. (i) Seller has no subsidiaries and does not own any interest in any other trade or business, or other health club facility, whether incorporated or unincorporated.

                  (ii) Except for the use of the name "Lifestyle Fitness Center," Seller has not conducted business under any other name and has not permitted the filing of any liens against Seller, the Business, or any of the Purchased Assets in any other name.

            s. Except as set forth on the Schedules hereto, since June 30, 1998, Seller (i) has conducted the Business in the ordinary course, and (ii) has not incurred any debt (except in the ordinary course of business).

            t. INTENTIONALLY OMITTED.

            u. Except as listed on Schedule 5(u) hereof, to the best of Seller's and Seller's Principals' knowledge, there are no new health club facilities under construction or scheduled to be opened within ten (10) miles of the Demised Premises.

            v. Except as listed on Schedule 5(v) hereof, Seller has entered into no licenses, subleases, or other agreements which grant any third party the right to use all or any portion of the Demised Premises (the "Space Licenses"). None of the Space Licenses listed in Schedule 5(v) have been amended, modified, extended or otherwise altered, except as indicated in Schedule 5(v). Schedule 5(v) lists the amount of rent paid to Seller by each licensee for the month of July 1998 and the total amount of security deposit deposited by each licensee and presently held by Seller.

            w. Agarwal and Host collectively own one hundred percent (100%) of the issued and outstanding shares of Seller, and no other person or entity has any voting interest in Seller.

            x. (i) As of the Closing Date, all amounts owed to The Boo of Woodbridge, Inc., a New Jersey corporation owned and controlled by Gary Reidy, a consultant of the Business (collectively, the "Consultant") have been paid in full, and, except for an additional amount that Seller shall owe to Consultant upon receipt of the payment of the TSI Note, and no present, past or future obligations remain outstanding to Consultant by Seller in connection with the Consulting Agreement, dated February 1, 1997, between Seller and Consultant (the "Consulting Agreement") or otherwise.

                  (ii) As of the Closing Date, all amounts owed to The Boo Leasing Company, Inc., a New Jersey corporation owned and controlled by Gary Reidy (collectively, the "Primary Equipment Provider") for the financing of any and all equipment financed by the Primary Equipment Provider for the benefit of the Seller, at any time, have been paid in full, and no present, past or future obligations remain outstanding to the Primary Equipment Provider with respect to any and all such equipment used by Seller, and neither the Primary Equipment Provider nor any third party has any right, claim or interest to any of the equipment at any time used by Seller.

            y. No representation, warranty or other statement of Seller or Seller's Principals made under this Agreement, the Acquisition Agreements or contained in any certificate, list or other document furnished to Buyer or its agents or made available for inspection by Buyer or its agents, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained therein not misleading.

            z. The representations and warranties contained in this Article 5 shall survive until the second (2nd) anniversary of the Closing Date.

      6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller and Seller's Principals that, as of the date hereof and as of the Closing Date:

            a. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the full power and authority to own its properties and to carry on its business as presently conducted.

            b. The execution, delivery and performance of this Agreement, the Acquisition Agreements and the transactions contemplated by Buyer hereby have been duly and validly authorized by all corporate action. This Agreement has been, and the Acquisition Agreements to which it is a party will as of the Closing Date be, duly and validly executed and delivered by Buyer, which has the power to do the same, to perform this Agreement and each of the Acquisition Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement, and each of the Acquisition Agreements to which it is a party, constitutes a legal, valid, binding and enforceable obligation of Buyer.

            c. Neither the execution or delivery of this Agreement or the Acquisition Agreements by Buyer nor the consummation of the transactions contemplated hereby by Buyer will (with or without notice or the passage of time, or both) result in (i) a conflict with the certificate of formation or operating agreement of Buyer, or (ii) a breach of, or liability under, any of the terms, or constitute a default pursuant to, any covenant or agreement to which Buyer is a party or by which Buyer is bound, or any judgement or any law, rule, regulation or ordinance to which Buyer is subject.

            d. INTENTIONALLY OMITTED.

            e. The representations and warranties contained in this Article 6 shall survive until the second (2nd) anniversary of the Closing Date.

      7. INTENTIONALLY OMITTED.

      8. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated under this Agreement are subject to the satisfaction of each of the following conditions:

            a. (i) On the Closing Date, Seller shall have delivered to Buyer resolutions of Seller authorizing (A) the sale of the Assets, (B) the assignment of the Assumed Contracts, and (C) the execution and delivery of this Agreement and each of the Acquisition Agreements to which it is a party, certified by the Secretary of Seller; and

                  (ii) Seller shall have delivered to Buyer a good standing certificate, with respect to Seller, from the State of New Jersey;

            b. Seller, or Seller's Principals, as the case may be, shall have executed and delivered to Buyer the Bill of Sale, the Assignment and Assumption Agreement, the Assignment and Assumption of Seller's Lease and the Non-Competition Agreement, each in the form of the appropriate exhibit attached hereto, and the Undertaking Agreement and any and all other documents necessary or appropriate to complete the transactions contemplated by this Agreement;

            c. Landlord and Buyer shall have executed the Lease Modification and Consent, in form and substance acceptable to Buyer, and the Lease Modification and Consent shall be valid and enforceable;

            d. (i) (A) Each of the provisions of this Article 8 (conditions to closing) of this Agreement and (B) each of the provisions of Article 8 (conditions to closing) of each of the other Lifestyle Acquisition Agreements, shall be fully and completely satisfied, (ii) TSI's Affiliates and the other Lifestyle Sellers shall have completed the transactions contemplated by the other Lifestyle Acquisition Agreements with respect to the Lifestyle Clubs on the Closing Date, and (iii) the West Caldwell Lease shall have been validly assigned to an affiliate of Buyer;

            e. INTENTIONALLY OMITTED.

            f. All Equipment Contracts shall have been paid-in-full and Seller shall have provided to Buyer conclusive proof of the same; Seller shall have provided Buyer with all executed UCC-3 termination statements, and written releases of lien or any other security interest, necessary to extinguish any and all security interests held by Landlord, equipment lessors or lenders, or any other third parties (including, but not limited to equipment lessors and equipment vendors) in the Purchased Assets;

            g. All material consents of third parties, including without limitation, (i) consents of third parties with respect to the assignment of each of the Assumed Contracts to Buyer, and (ii) all other relevant authorities and all filings with and notifications of relevant authorities, or other entities which regulate the business of Buyer, Seller, Seller's Principals or the Business necessary on the part of Buyer, Seller, Seller's Principals or the Business, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the operation of the Business by Buyer in substantially the same manner after the Closing Date as conducted by Seller prior to the Closing Date, shall have been obtained or effected;

            h. Seller shall have paid to Buyer, the proper amount of Buyer's Paid-in-Full/Initiation Amount, the Post-Dated Amount and the Pre-Paid Amount, each as defined in Section 3(a) hereof, and the parties shall have agreed that such amount is correct;

            i. Seller shall have paid to Buyer, the proper amount of Buyer's pro-rated share of the Pre-Closing Date EFT Payments, as defined in Section 3(b)(ii) hereof, and the parties shall have agreed that such amount is correct;

            j. INTENTIONALLY OMITTED.

            k. Seller shall have paid to Buyer, Buyer's pro-rated share of the license fee with respect to each of the Space Licenses listed in Schedule 5(v) hereof for the month of August 1998, if received by Seller on or prior to the Closing Date, and/or any other post-closing period and Seller shall have paid to Buyer all of the security deposits deposited with Seller by the licensees;

            l. Seller and Seller's Principals shall have provided the Seller Receivable List and Schedule 5(g)(xi) to Buyer;

            m. INTENTIONALLY OMITTED.

            n. Seller, Seller's Principals and Buyer shall have:

            (i) filed a notification of anticipated sale to the New Jersey division of taxation, in accordance with Section 54-11A-15 of the New Jersey Statutes and Seller's attorney shall hold in escrow any amounts required by the New Jersey division of taxation in connection with the transactions contemplated hereby; and

            (ii) provided notice of Seller's intention to sell a health club facility to the Division of Consumer Affairs of the State of New Jersey; and

            (iii) filed any and all other necessary or appropriate filings with federal, state or local authorities;

            o. Seller and Seller's Principals shall each agree in the Undertaking Agreement (to be executed on the Closing Date) (i) to provide Buyer with Seller's interim financials for the period from June 30, 1998 to and including the Closing Date, no later than thirty (30) days after the Closing Date, and (ii) to complete the allocation for the period from and including July 16, 1998 to the Closing Date and to pay the appropriate amounts to Buyer in accordance with Section 3(a) and Section 5(g)(xi) hereof;

            p. Seller, the Business, the Demised Premises, and the building(s) and improvements presently located at the Demised Premises, shall be in compliance with all legal requirements of a business conducting the activities presently conducted by Seller at the Demised Premises and Seller shall have a valid, permanent certificate of occupancy for the Demised Premises;

            q. Seller shall have assigned to Buyer all of Seller's right, title and interest in and to all of Seller's permits, including, without limitation, all permits necessary for the operation of the Business at the Demised Premises, and in connection therewith, Seller shall deliver to Buyer all files, drawings, architects' renderings and all other documents related to such permits;

            r. Seller shall have provided proof to Buyer, satisfactory to Buyer, that Seller has paid both the Consultant and the Primary Equipment Provider in full and that no additional amounts or obligations are due or owing to either Consultant or the Primary Equipment Provider with respect to the Business or the Purchased Assets;

            s. Seller shall have delivered to Buyer all other agreements, consents and instruments required to be delivered to Buyer under this Agreement; and

            t. Except as set forth on Schedule 5(f), no action, suit, or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer, Seller or any of the principals, officers or directors of any of them, which could have a material adverse effect on the Purchased Assets, the Business, or the Demised Premises.

      9. Conditions to Obligations of Seller. The obligations of Seller and Seller's Principals to consummate the transactions contemplated under this Agreement are subject to the satisfaction of the following conditions:

            a. (i) Buyer shall have delivered to Seller resolutions authorizing the acquisition of the Assets and the assumption of the Assumed Contracts, and the execution and delivery of this Agreement and each of the Acquisition Agreements, certified by the Secretary of Buyer; and

                  (ii) Buyer shall have delivered a good standing certificate of TSI from the State of New York;

            b. No action, suit, or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer, Seller or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions;

            c. Seller, Seller's Principals and Buyer shall have:

            (i) filed a notification of anticipated sale to the New Jersey division of taxation, in accordance with Section 54-11A-15 of the New Jersey Statutes; and

            (ii) provided notice of Seller's intention to sell a health club facility to the Division of Consumer Affairs of the State of New Jersey; and

            (iii) filed any and all other necessary or appropriate filings with federal, state or local authorities;

            d. Landlord and Buyer shall have executed the Lease Modification and Consent, in form and substance acceptable to Seller and Seller's Principals, the Lease Modification and Consent shall be valid and enforceable;

            e. (i) (A) Each of the provisions of this Article 9 (conditions to closing) of this Agreement and (B) each of the provisions of Article 9 (conditions to closing) of each of the other Lifestyle Acquisition Agreements, shall be fully and completely satisfied, (ii) TSI's Affiliates and the other Lifestyle Sellers shall have completed the transactions contemplated by the other Lifestyle Acquisition Agreements with respect to the Lifestyle Clubs on the Closing Date, and (iii) the West Caldwell Lease shall have been validly assigned to an affiliate of Buyer;

            f. Buyer shall have (i) delivered to Seller the Closing Date Consideration, (ii) directed TSI to execute and deliver to Seller the TSI Note, and TSI shall have delivered such TSI Note, (iii) assumed Seller's obligations under the Assumed Contracts, and (iv) executed and delivered the Acquisition Agreements to which it is a party; and

            g. (i) Landlord or Buyer shall have returned Seller's security deposit, if any, minus any amounts owed by Seller to Landlord; and

            h. INTENTIONALLY OMITTED.

            i. Buyer shall have performed, satisfied and complied with all of the covenants, conditions and provisions of this Agreement to be performed, satisfied or complied with by Buyer.

      10. INDEMNIFICATION.

            a. After the Closing Date, Seller and, subject to Section 10(f) below, Seller's Principals, shall jointly and severally indemnify, defend and hold Buyer and its parent, directors, officers, trustees, employees, agents and affiliates (the "Buyer's Indemnities") harmless from and against any and all loss, damage, claim, obligation, assessment, cost, liability, and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character (a "Loss"), incurred, suffered, sustained or required to be paid by any one of them to the extent resulting from:

                  (1) any breach of the representations and warranties made by Seller or Seller's Principals in or pursuant to this Agreement or any of the Acquisition Agreements; or

                  (2) the failure by Seller or Seller's Principals to perform or observe any of the covenants and agreements to be performed or observed by Seller pursuant to this Agreement or any of the Acquisition Agreements; or

                  (3) any and all obligations of Seller or Seller's Principals, including, but not limited to, any and all obligations to Seller's Contractors, investors, shareholders, creditors and any other third parties, except for (A) obligations under the Assumed Contracts arising after the Closing Date, and (b) other obligations expressly assumed or required to be assumed by Buyer under this Agreement or the Acquisition Agreements; or

                  (4) any Proceedings, either listed on Schedule 5(f) hereto or otherwise, relating to the Purchased Assets, the Business or the Demised Premises arising on, accruing, or related to, any period prior to the Closing Date.

            b. After the Closing Date, Buyer shall indemnify, defend and hold Seller and Seller's Principals and their respective directors, officers, trustees, employees, agents and affiliates (the "Seller's Indemnities") harmless from and against any and all loss, damage, claim, obligation, assessment, cost, liability, and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character (a "Loss"), incurred, suffered, sustained or required to be paid by any one of them to the extent resulting from:

                  (1) a breach of the representations and warranties made by Buyer in or pursuant to this Agreement or any of the Acquisition Agreements; or

                  (2) the failure by Buyer to perform or observe any of the covenants and agreements to be performed or observed by Buyer pursuant to this Agreement or any of the Acquisition Agreements; or

                  (3) any and all obligations of Buyer, except for (A) obligations under the Assumed Contracts or with respect to the Assets arising or accruing on or prior to the Closing Date, and (b) all other obligations retained by Seller and Seller's Principals under this Agreement or the Acquisition Agreements.

            c. A party seeking indemnification hereunder is called the "Indemnified Party." A party against whom indemnification is sought hereunder is called the "Indemnifying Party." The Indemnified Party shall give the Indemnifying Party prompt written notice of any claim, suit or demand which the Indemnified Party believes will give rise to indemnification by the Indemnifying Party. The Indemnifying Party shall have the right to defend and to direct the defense against any such claim, suit or demand, in its name or in the name of the Indemnified Party, as the case may be, at the Indemnifying Party's expense and with counsel selected jointly by the Indemnifying Party and the Indemnified Party; provided, however, that if the Indemnified Party reasonably demonstrates that a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to any such claim, suit or demand, the Indemnified Party may engage counsel of its own choosing at the expense of the Indemnifying Party and shall be entitled to undertake the defense, compromise or settlement of any such claim, suit or demand at the expense of the Indemnifying Party, and the Indemnifying Party shall reimburse the legal fees and other fees and expenses incurred by the Indemnified Party on a monthly basis. If the

Indemnifying Party, within reasonable time after the notice of a claim, fails to defend the Indemnified Party, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party subject to the right of the Indemnifying Party to jointly assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof.

            d. The provisions of this Section 10 shall survive until the second
(2nd) anniversary of the Closing Date.

            e. Right of Offset. (i) In addition to any other rights Buyer may have under this Agreement or in accordance with applicable law, in the event that either Seller or Seller's Principals fails to pay any amounts due to Buyer or Buyer's Indemnities as and when required herein pursuant to Section 10(a) hereof (including, without limitation, any costs incurred or injury suffered by Buyer or Buyer's Indemnities due to the breach of any of the representations and warranties set forth herein), Seller and Seller's Principals acknowledge and agree that Buyer, TSI and Buyer's Indemnities shall, upon providing five (5) days prior written notice in the case of an emergency or twenty (20) days prior written notice in all other cases (during which period Seller may cure such breach or failure), have an immediate right of offset against any payments required to be made (i) to Seller and/or (ii) to the other five (5) Lifestyle Sellers, in accordance with the Related Lifestyle Acquisitions.

                  (ii) Buyer, Seller and Seller's Principals agree and acknowledge that Buyer, Buyer's Indemnities and TSI may offset against any and all payments required to be made to any of the Lifestyle Sellers under the TSI Note for a breach by any one or more of the Lifestyle Sellers. (For example, if Seller breaches this Agreement in the amount of $250,000.00, Buyer, Buyer's Indemnities and TSI may offset the entire $250,000 amount of the breach from the TSI Note despite the fact that only a portion of the TSI Note has been apportioned to be paid to Seller.)

            f. Seller's Principals' Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, or, more specifically, anything to the contrary in this Article 10, and in addition to Section 10(e) hereof (which provides Buyer, TSI and Buyer's Indemnities with an offset right against the Lifestyle Sellers for amounts otherwise owed to the Lifestyle Sellers under the TSI Note), Seller's Principals (as opposed to Seller or the other Lifestyle Sellers) shall be personally liable under this Agreement only for (i) a breach of the following representations and warranties: Section 5(b) (Due Execution),
Section 5(e) (No Liens or Encumbrances), Section 5(f) (Litigation), Section 5(j) (Compliance with Law), Section 5(n) (Taxes) and Section 5(p) (Financials), or
(ii) failure to perform any of the obligations under the Undertaking Agreement. In the event of any conflict between this Section 10(f) and any other section of this

Agreement, this Section 10(f) shall govern.

      11. MISCELLANEOUS

            a. Notices. Any notice, consent or other communications required or permitted under this Agreement shall be in writing and delivered by personal delivery, certified mail, return receipt requested or by a recognized overnight courier, addressed as follows:

                  To Seller or Seller's Principals:

                  Mr. Sharad Agarwal
                  30 Woodview Drive
                  Belle Mead, New Jersey 08502

                  Mr. Kenneth W. Host
                  21 Gloucester Drive
                  Somerset, New Jersey 08873

                  with a copy to:

                  Leslie Adelman, Esq.
                  103 Park Avenue Unit 201E
                  Summit, New Jersey 07901

                  Mr. Gary Reidy
                  52 Roanoke Road
                  Belle Mead, New Jersey 08502

                  To Buyer:

                  TSI SOMERSET, LLC
                  c/o Town Sports International, Inc.
                  888 Seventh Avenue
                  New York, New York 10106
                  Attention: Alexander Alimanestianu

                  with a copy to:

                  Donovan & Giannuzzi
                  405 Park Avenue
                  New York, NY 10022
                  Attention: Nicholas T. Donovan, Esq.

Notices shall be deemed given (i) when received, if delivered by personal delivery, (ii) three business days after being deposited in the United States mail, if delivered by certified mail, and (iii) the next business day, if delivered by overnight courier.

            b. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Seller, Seller's Principals and Buyer and their respective successors and assignees.

            c. Entire Agreement. This Agreement, together with the exhibits, schedules, Acquisition Agreements and other writings referred to in this Agreement, embodies or reflects the entire agreement among the parties relating to both the subject matter of this Agreement and the transactions contemplated hereby, and supersedes and replaces any and all other agreements, written or oral, by or among TSI, Buyer, Seller and/or any of Seller's Principals, including, without limitation, the term sheet and confidentiality agreement among the parties.

            d. Headings. The section and other headings of this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

            e. Section References. All references in this Agreement to Sections refer to sections of this Agreement.

            f. Amendment and Waiver. This Agreement may not be amended, modified or waived in whole or in part at any time, except in a writing signed by Seller, Seller's Principals and Buyer.

            g. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

            h. Brokers. Each of the parties represents and warrants to each other that there are no claims, or any basis for any claims, for brokerage commissions, finders' fees or similar commissions in connection with the transactions contemplated by this Agreement, including the execution of this Agreement, resulting from any action taken by such party, or by any of its agents, officers, employees or representatives.

            i. Survival of Provisions. In the event that any of the provision(s) of this Agreement are found by any court having jurisdiction to be invalid or unenforceable, such provision or provisions shall be amended in accordance with law, and the remainder of this Agreement shall remain in full force and effect to the extent allowed by law.

            j. INTENTIONALLY OMITTED.

            IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed and delivered by the parties as of the date first above written.

                                          LIFESTYLE FITNESS OF WOODBRIDGE, INC.


                                          By:       /Kenneth Host/
                                              ----------------------------------
                                              Name:
                                              Title: President


                                                    /Sharad Agarwal/
                                              ----------------------------------
                                              SHARAD AGARWAL


                                                    /Kenneth Host/
                                              ----------------------------------
                                              KENNETH HOST

                                          TSI COLONIA, LLC


                                          By:       /A. Alimanestianu/
                                              ----------------------------------
                                              Alexander Alimanestianu
                                              Executive Vice President

                                  SCHEDULE 1(b)

                                     ASSETS

      1.    See attached list of all assets (including all inventory) of Seller

                                  SCHEDULE 1(c)

                                ASSUMED CONTRACTS

      1. Including the Present Membership Agreements, as set forth on Schedule 5(g) and Schedules 5(g)(i) through 5(g)(v)

      2. Seller's Lease

      3. All Space Licenses referred to in Schedule 5(v), if any

      4. See List of Attached Additional Assumed Contracts

                                  SCHEDULE 1(i)

                               EQUIPMENT CONTRACTS

                                      NONE

                                  SCHEDULE 2(a)

                                 EXCLUDED ASSETS

      1.    ALL CASH AND CASH EQUIVALENTS (INCLUDING ALL BANK ACCOUNTS OF
            SELLER)

      2.    ALL SECURITY DEPOSITS WITH LANDLORD

                                  SCHEDULE 3(a)

                           INITIATION / FEE ALLOCATION

      1. For memberships sold for an initiation fee of $199 and $42 per month, Buyer is entitled to receive $0 of such initiation fees.

      2. For memberships sold for an initiation fee of $399 and $32 per month, Buyer is entitled to receive $150 of such initiation fee per membership on the Closing Date.

      3. For 3 month student memberships sold for $169, Buyer is entitled to receive $0 of such initiation fees.

      4. For so-called "civic memberships" sold for $395, Buyer is entitled to receive $100 per membership on the Closing Date.

      5. For 1 year "Preferred" memberships (typically sold for an initiation fee of $849 with guaranteed future dues rates of not less than $23 per month, or $17.50 per add-ons), Buyer is entitled to receive $475 of the initiation fee per membership on the Closing Date.

      6. For 1 year corporate memberships Seller is entitled to take $199.00 and the remainder is pro-rated amongst Seller and Buyer.

                                SCHEDULE 3(b)(ii)

             BILLING SERVICES TO BE PROVIDED BY SELLER'S PRINCIPALS

SELLER'S PRINCIPALS WILL:

A) MAINTAIN COMPUTER SOFTWARE FOR LIFESTYLE FITNESS MEMBERS, i.e. UPDATE GATEWAY SOFTWARE, DOWNLOAD MEMBER INFORMATION THROUGHOUT CLUBS IF COMPUTER ACCESS IS PROVIDED AT SUCH CLUB

B)    UPLOAD AND DOWNLOAD GATEWAY CHECKFREE

C)    PRINT BILLS

THE FOLLOWING SERVICES WILL NOT BE PROVIDED:

A)    INPUT MEMBERSHIP INFORMATION

B)    POST CUSTOMER CHANGES

C)    PREPARE MEMBERSHIP CARDS

D)    PERFORM TASKS FOR MAILING (i.e STUFF ENVELOPES)

                                  SCHEDULE 5(e)

                                  ENCUMBRANCES

                                      NONE

                                  SCHEDULE 5(f)

                                   PROCEEDINGS

                                  SCHEDULE 5(g)

                          PRESENT MEMBERSHIP AGREEMENTS

                                SCHEDULE 5(g)(i)

                               RENEWAL PROVISIONS

      SELLER AND SELLER'S PRINCIPALS REPRESENT AND WARRANT THAT THERE ARE NO MORE THAN 100 PRESENT MEMBERS WHO HAVE RENEWAL RIGHTS, THE TERMS OF WHICH ARE HANDWRITTEN ON SUCH PRESENT MEMBERS' PRESENT MEMBERSHIP AGREEMENTS;

      OTHERWISE NONE

                                SCHEDULE 5(g)(ii)

                           PERSONAL SERVICES DISCOUNTS

      SELLER AND SELLER'S PRINCIPALS REPRESENT AND WARRANT THAT THERE ARE NO MORE THAN 50 PRESENT MEMBERS WHO HAVE THE RIGHT TO FREE BABYSITTING, AND THAT THE TERMS OF SUCH RIGHT ARE HANDWRITTEN ON SUCH PRESENT MEMBERS' PRESENT MEMBERSHIP AGREEMENTS;

      OTHERWISE NONE

                               SCHEDULE 5(g)(iii)

                            CORPORATE OR GROUP RATES

                                SCHEDULE 5(g)(v)

                        FREE OR COMPLIMENTARY MEMBERSHIPS

      CERTAIN LOCAL STORES ALLOW SELLER TO KEEP "LEAD BOXES" IN THEIR STORES FOR THE BENEFIT OF SELLER. THESE STOREOWNERS ARE SOMETIMES GIVEN FREE OR DISCOUNTED MONTH TO MONTH MEMBERSHIPS. THESE FREE OR DISCOUNTED MEMBERSHIPS MAY BE TERMINATED AT ANY TIME.

OTHERS:

A)    JEANNINE LARUE (1 MONTH REMAINING)
B)    DR. FRED JACOBS (1 MONTH)
C)    KATHY O'DWYER
D)    KENNETH HOST
E)    ROBERT HOST
F)    SHERILEE HOST
G)    GARY REIDY
H)    JUDITH REIDY
I)    MARTIN REIDY
J)    SARA REIDY
K)    REBECCA REIDY
L)    KEVIN COURTNEY
M)    LESLIE ADELMAN
N)    LARRY ADELMAN
O)    INDU AGARWAL
P)    POOJA AGARWAL
Q)    JYOTI AGARWAL
R)    DOUGLAS HOST
S)    ANDRIA HOST
T)    RAYMOND HOST
U)    JOYCE HOST
V)    SHARAD AGARWAL

                                SCHEDULE 5(g)(vi)

                     SELLER'S STANDARD MEMBERSHIP AGREEMENTS

                              SCHEDULE 5(g)(xi)(A)

                    NEW PAID-IN-FULL / INITIATION MEMBERSHIPS

                              SCHEDULE 5(g)(xi)(B)

                                POST-DATED AMOUNT

                              SCHEDULE 5(g)(xi)(C)

                                 PRE-PAID AMOUNT

                                SCHEDULE 5(l)(ii)

                           EMPLOYEES ON MEDICAL PLANS

                                SCHEDULE 5(l)(vi)

                     TERMINATED EMPLOYEES - SALARIES, ETC...

                                  SCHEDULE 5(u)

                             COMPETING HEALTH CLUBS

      1.    WORKOUT WORLD ON ROUTE 1 IN NORTH BRUNSWICK

                                  SCHEDULE 5(v)

                                 SPACE LICENSES

                                      NONE

                                    EXHIBIT A

                                  BILL OF SALE

            LIFESTYLE FITNESS OF SOMERSET, INC., a New Jersey corporation, with an address at 120 Cedar Grove Lane, Somerset, New Jersey 08873 ("Seller"), pursuant to the Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), among it, Sharad Agarwal, Kenneth Host and TSI SOMERSET, LLC, a Delaware limited liability company, with an address c/o Town Sports International, Inc., 888 Seventh Avenue, New York, New York 10106 ("Buyer"), and for good and valuable consideration to it in hand paid, receipt of which is hereby acknowledged, does sell, assign, transfer and convey unto Buyer, its successors and assigns, as at the close of business on the date hereof, the Purchased Assets (as defined in the Purchase Agreement) and all of Seller's rights, whether at common law or otherwise, claims, including the proceeds of any claims which may not be assignable, and causes of action arising out of any transaction occurring on or prior to the date hereof, with respect to the Purchased Assets, irrespective of the time of date on which any such right, claim or cause of action may arise or accrue.

      Without limiting the generality of the foregoing, the rights, claims, causes of action and property and assets being sold, assigned, transferred and conveyed hereunder by Seller include all of the right, title and interest in, to and under the Purchased Assets and all other assets of the Business not expressly listed as an Excluded Asset on Schedule 2(a) of the Purchase Agreement.

      Seller hereby authorizes Buyer to take any appropriate action in connection with any of said rights, claims, causes of action and property being transferred hereunder, in the name of Seller or in its own or any other name but at its own expense.

      TO HAVE AND TO HOLD said rights, claims, causes of action, property and assets of Seller, unto Buyer and its successors and assigns, to and for its or their use forever.

      And Seller does hereby warrant, covenant and agree that:

      (a) the said property and assets are free from all liens, charges and encumbrances made and suffered by Seller, and further covenants that it is the lawful owner of said property and assets and has good title and right to transfer the same;

      (b) it will warrant and defend the sale of said property and assets against each and every person or persons whomsoever claiming or who may claim against any or all of the same; and

      (c) it will take all steps necessary to put Buyer, its successors or assigns in actual possession and operating control of said assets.

      This Bill of Sale shall be governed by the laws of the State of New
Jersey.

      IN WITNESS WHEREOF, Seller has caused the same to be signed by its President as at the close of business on this 4th day of August 1998.

                                          LIFESTYLE FITNESS OF WOODBRIDGE, INC.


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

AGREED AND ACCEPTED:

TSI SOMERSET, LLC


By:
    ---------------------------------
    Alexander Alimanestianu
    Executive Vice President

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into the 4th day of August 1998, by and between LIFESTYLE FITNESS OF SOMERSET, INC., a New Jersey corporation, with an address at 120 Cedar Grove Lane, Somerset, New Jersey 08873 ("Assignor") and TSI SOMERSET, LLC, a Delaware limited liability company, with an address c/o Town Sports International, Inc., 888 Seventh Avenue, New York, New York 10106 ("Assignee").

                               W I T N E S E T H:

            WHEREAS, pursuant to an Asset Purchase Agreement dated as of the date hereof, among Assignee, Assignor, Sharad Agarwal and Kenneth Host (the "Purchase Agreement"), (i) Assignor has agreed to transfer and assign, to Assignee all of its rights, title interest in and to the Assumed Contracts, including, but not limited to, the Present Membership Agreements, and (ii) Assignee, except as specifically limited by the terms of the Purchase Agreement, has agreed to assume all of the obligations of Assignor under the Assumed Contracts arising thereunder to the extent such obligations accrue and are to be performed during any periods after the date hereof;

            NOW THEREFORE, in consideration of the mutual covenants contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

            1. Capitalized terms used herein which are not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

            2. Assignor hereby assigns to Assignee all of its rights, title and interest in and under the Assumed Contracts arising out of the periods after, but not on or before, the date hereof.

            3. Assignee hereby assumes all of the obligations of Assignor arising under such Assumed Contracts to the extent such obligations arise after, and are to be performed after, the date hereof, and except as expressly provided to the contrary in the Purchase Agreement.

            4. The parties acknowledge that this Assignment and Assumption Agreement is made and entered into pursuant to, and subject in all respects to the terms of, the Purchase Agreement.

            5. This Assignment and Assumption Agreement shall inure to the benefit of and be binding upon the parties, their successors and assigns.

            This Assignment and Assumption Agreement shall be governed by the laws of the State of New Jersey.

            IN WITNESS WHEREOF, the parties have signed this Assignment and Assumption Agreement on the date first set forth above.

                                          LIFESTYLE FITNESS OF WOODBRIDGE, INC.


                                          By:
                                              ---------------------------------
                                             Name:
                                             Title:

                                          TSI SOMERSET, LLC


                                          By:
                                              ---------------------------------
                                              Alexander Alimanestianu
                                              Executive Vice President

                                    EXHIBIT C

                   ASSIGNMENT AND ASSUMPTION OF SELLER'S LEASE

                                    EXHIBIT D

                            NON-COMPETITION AGREEMENT

      THIS AGREEMENT is made as of August 4, 1998, by and among SHARAD AGARWAL, an individual with an address at 30 Woodview Drive, Belle Mead, New Jersey 08502 ("Agarwal"), KENNETH HOST, an individual with an address at 21 Gloucester Drive, Somerset, New Jersey 08873 ("Host") (Agarwal and Host, collectively "Seller's Principals"), GARY REIDY, a consultant to Seller and an individual with an address at 52 Roanoke Road, Belle Mead, New Jersey 08502 ("Reidy") (Reidy and Seller's Principals sometimes collectively referred to herein as "Seller's Restricted Individuals") and Town Sports International, Inc, with an address at 888 Seventh Avenue, New York, New York 10106 ("Buyer").

      WHEREAS, Seller's Principals, certain corporate subsidiaries of Seller's Principals (collectively, the "Seller Corporations") and certain subsidiaries of Buyer (collectively, the "Buyer LLCs") have entered into six asset purchase agreements dated as of the date hereof (the "Purchase Agreements"; terms used herein and not otherwise defined shall have the meaning indicated in the Purchase Agreements), pursuant to which the Seller Corporation have each agreed to sell and each of the Buyer LLCs have agreed to purchase the Purchased Assets of each of the Seller Corporations;

      WHEREAS, Agarwal and Host are the sole shareholders of each of the Seller Corporations and will benefit directly from any amounts received by the Seller Corporations pursuant to the Purchase Agreements and Reidy is a consultant of each of the Seller Corporations and will also directly and financially benefit from such amounts received by the Seller Corporations, including the payment of certain consulting payments as a direct result of the sale of each of the Businesses to the Buyer LLCs; and

      WHEREAS, in order to induce the Buyer LLCs to execute and perform their obligations under the Purchase Agreements, and in consideration of the covenants contained in the Purchase Agreements and the amounts paid and to be paid by the Buyer LLCs pursuant thereto to the Seller Corporations and Seller's Restricted Individuals, Seller and Seller's Restricted individuals have agreed not to compete with Buyer and Buyer's subsidiaries and affiliated companies in accordance with the terms and conditions contained herein.

      NOW THEREFORE, in consideration of the covenants contained in the Purchase Agreement and the amounts paid and to be paid by the Buyer LLCs pursuant thereto, each of Seller's Restricted Individuals have agreed as follows:

      1. (a) Seller's Restricted Individuals and each of their affiliates will not, directly or indirectly, "compete with" Buyer's or Buyer's subsidiaries' or other affiliated companies' businesses (collectively, the "TSI Clubs") as follows (i) within a ten (10) mile radius of each of the six (6) Lifestyle Clubs and the West Caldwell, New Jersey location for a period of four (4) years from the date hereof, (ii) within a three (3) mile radius of any health club facility presently owned, leased, operated, or under development by any of Buyer's subsidiaries or other affiliated companies, each as listed on Schedule A to this Agreement, for a period of three (3) years from the date hereof, and (iii) as Buyer intends to open clubs in the Philadelphia area, within a twenty (20) mile radius of 30th Street Station in Philadelphia, Pennsylvania for a period of three (3) years from the date hereof ((i) and (ii) and (iii) collectively, the "Territory").

      2. The phrase "compete with" the TSI Clubs shall mean, directly or indirectly, as proprietor, partner, stockholder (specifically excluding the owning of shares of stock of any publicly traded company), consultant, manager, joint venturer, investor, lender or in any other capacity (including therein any activities engaged in by members of the immediate family of Seller's Restricted Individuals, specifically excluding Sean Reidy and Martin Reidy):

            a. engage or participate in the operation or management of, or furnish aid or assistance in connection with the distribution, sale, provision or marketing of memberships in a commercial health or sports club within the Territory;

            b. intentionally solicit persons who are members of the TSI Clubs for the sale or provision of the same or similar services provided by the TSI Clubs or intentionally disparage the TSI name, "New York Sports Club" name, "Washington Sports Club" name, "Boston Sports Club" name, "Philadelphia Sports Club" name or other trade names used by Buyer and its subsidiaries and affiliates; or

            c. intentionally solicit any employee of the TSI Clubs to leave the employ of the TSI Clubs, or intentionally interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the TSI Clubs and any supplier, employee or person who is a customer or member of the TSI Clubs.

      3. Seller's Restricted Individuals acknowledge that under the terms of the Purchase Agreement they have sold and transferred all right, title and interest to the tradename "Lifestyle Fitness," and each of Seller's Restricted Individuals and each of their affiliates agree not to use the name "Lifestyle" or any similar name in connection with any new health club owned, managed, operated or developed by any of Seller's Restricted Individuals or any of their affiliates.

      4. Seller's Restricted Individuals and Buyer agree that Seller's Restricted Individuals may own, manage, operate and develop no more than three
(3) health clubs in the aggregate prior to the third (3rd) anniversary of the date hereof (each new club of Seller's Restricted Individuals or their affiliates, a "New Seller Club"), with the understanding that each of Seller's Restricted Individuals shall have the right, title and interest to either open one New Seller Club or transfer or sell such right, title and interest to one of the other Seller's Restricted Individuals from any time after the date through and including the third (3rd) anniversary of this Agreement; provided, however, that nothing in this Section 4 shall be construed to allow any of the new health clubs owned, managed, operated or developed by any of Seller's Restricted Individuals or their affiliates to violate the provisions of Section 1 or Section 2 of this Agreement.

      5. (i) Seller's Restricted Individuals hereby agree that, for a period of seven (7) years from the date hereof, Buyer and any subsidiary of Buyer (collectively "Town Sports") shall have an exclusive right of first refusal to purchase any or all of the New Seller Clubs, if any. Seller's Restricted Individuals agree that, during such seven (7) year period, prior to selling all or any part of any New Seller Club to any third party (including (i) a sale of assets, including, but not limited to, the sale of membership lists, or (ii) a sale of any or all of the stock or interests in the company owning the New Seller Club, or (iii) a merger or consolidation of the New Seller Club), it shall provide Town Sports with a bona fide written offer to purchase the subject club for a specified purchase price, including the specific payment terms and other material terms of the agreement, which offer shall be in writing, shall be made by a bona fide third party purchaser and shall include the complete financial information of the owner of the New Seller Club for the last two fiscal years or such lesser amount of time that such New Seller Club has been conducting business (the "Written Offer").

            (ii) Town Sports shall have twenty (20) days from its actual receipt of the Written Offer, to conduct a complete and thorough due diligence investigation of the subject club, and the applicable Seller's Principal(s) and the New Seller Club agree to provide Town Sports with its full assistance and cooperation in conducting such investigation, including providing Town Sports with any and all requested documents and records. At the end of such twenty (20) day period, Town Sports shall respond in writing to the applicable Seller's Restricted Individuals and the New Seller Club indicating its decision whether or not to exercise its rights hereunder ("Town Sports' Response"). In the event that Town Sports determines to exercise its right of first refusal, the closing of the sale of the subject club shall take place as soon as reasonably possible after Town Sports' Response. The applicable Seller's Restricted Individuals and Town Sports, or a subsidiary of TSI, shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the subject club pursuant to the terms of the Written Offer and this Section 5.

      6. (i) At any time from the date hereof through and including the third
(3rd) anniversary of the date hereof, Buyer,

TSI or an affiliate of Buyer or TSI (collectively, the "TSI Buyers") may elect to purchase all or substantially all of the assets of any or all of the New Seller Clubs (including the option to purchase the leasehold interest prior to opening any such New Seller Club) at the Option Price (as defined below).

            (ii) The parties agree that the "Option Price" shall be calculated by following the following equation:

            (1) adding all of the costs and expenses incurred by the principal(s) of such New Seller Club (which shall be clearly demonstrated and quantified), including, but not limited to, architect fees, construction costs, advertising, payroll, permitting, professional fees, physical equipment, improvements, furniture and fixtures, and all other costs and expenses that can be clearly demonstrated and quantified by the principal(s) of the New Seller Club, incurred by the principal(s) in establishing, managing and operating the New Seller Club (the "Total Investment"), plus

            (2) regardless of when the purchase occurs, the greater of (I) an additional twenty percent (20%) per annum calculated on the amount of the Total Investment, (II) the Total Investment plus an additional 25% percent of the Total Investment, or (III) the Total Investment plus an additional $225,000.00 (the greater of (I), (II) or (III) hereinafter referred to as the "Premium"), in each case minus

            (3) the amount of all assets sold by the business, minus

            (4) all distributions, dividends or loans to any of Seller's Restricted Individuals or any of their affiliates or any other shareholders or other owners of the New Seller Club, minus

            (5) all amounts salaried, paid or otherwise taken out of the business by any of the shareholders or other owners of the New Seller Club in excess of customary and usual amounts for a health club of a similar size and quality.

            (iii) The TSI Buyers may exercise their option to purchase each of the New Seller Clubs at different times, or may exercise the option to purchase all of the New Seller Clubs at the same time. The purchase price shall be comprised of at least ninety percent (90%) cash at closing with the remainder paid in the form of promissory note by TSI, payable in one year from the closing date. TSI shall provide, as the first draft of acquisition agreements for each such acquisition by the TSI Buyers, the Purchase Agreement (as defined herein) and the agreements referred to therein with the understanding that Seller's Restricted Individuals do not consent to any terms therein, and that the parties will negotiate all such terms in good faith; provided, however, that the non-competition agreement shall include a radius of only five (5) miles from the applicable New Seller Club and there shall be no right of first refusal or option provisions.

      7. Seller's Restricted Individuals and Buyer consider the restrictions contained herein reasonable with respect to (i) the protection of the TSI Clubs' businesses, (ii) time, and (iii) geographic area, and with respect to all other matters herein. If, however, such restrictions are found by any court having jurisdiction to be unreasonable because one or more of such restrictions are too broad, then such restrictions will nevertheless remain effective, but shall be amended to provide protection to business, time and geographic area in whatever manner is considered reasonable by that court, and as so amended shall be enforced.

      8. Each of Seller's Restricted Individuals acknowledge that a breach by any one or more of them of the provisions of this Agreement would cause irreparable injury to Buyer and the TSI Clubs and would injure Buyer and the TSI Clubs in a way that could not be adequately compensated by damages. With respect to any such breach, Buyer may, in addition to any other remedies available to it, apply for an injunction restraining the breach and/or decree for specific performance of the terms of this Agreement, and no bond or other security shall be required in connection with any such injunction or decree, to the extent permitted by law. Notwithstanding anything to the contrary in this Agreement, a breach by one of Seller's Restricted Individual shall not be construed as a breach by the other non-breaching Seller's Restricted Individuals, and Buyer shall take legal action only against the breaching party.

      9. Each of Seller's Restricted Individuals represent and warrant that as of the date hereof, none of Seller's Restricted Individuals has any interest, directly or indirectly, as proprietor, partner, stockholder, consultant, manager, joint venturer, investor, lender or in any other capacity of any entity which "competes with" the TSI Clubs' businesses.

      10. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      11. This Agreement shall be binding upon and inure to the benefit of Seller's Restricted Individuals and Buyer, and their respective successors and assigns.

      12. This Agreement embodies or reflects the entire agreement among the parties hereto relating to the subject matter of this Agreement.

      13. This Agreement may not be amended, modified or waived in whole or in part at any time, except in a writing signed by each of Seller's Restricted Individuals and Buyer.


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

            IN WITNESS WHEREOF, the parties have signed this Non-Competition Agreement on the date first set forth above.



                              -------------------------------
                              SHARAD AGARWAL



                              -------------------------------
                              KENNETH HOST



                              -------------------------------
                              GARY REIDY



                              TOWN SPORTS INTERNATIONAL, INC.


                              By:
                                  -----------------------------
                                  Alexander Alimanestianu
                                  Executive Vice President

                                    EXHIBIT_E

            [NOTE: ONLY ONE NOTE SHALL BE USED WITH RESPECT TO ALL SIX ACQUISITIONS]

                                    TSI NOTE

Amount: $300,000.00                                       Issued: August 4, 1998

            FOR VALUE RECEIVED, TOWN SPORTS INTERNATIONAL, INC., a New York corporation (the "Company"), in accordance with and subject to the terms of the six (6) asset purchase agreements, dated as of the date hereof, among certain wholly-owned subsidiaries of the Company (collectively, the "Buyers"), _______________, ____________, ______________, _____________,
___________ and ___________ (collectively, the "Lifestyle Sellers" or the "Payees"), and Sharad Agarwal and Kenneth Host (collectively, the "Sellers' Principals") and in accordance with the terms of the Undertaking Agreement, dated as of the date hereof; hereby promises to pay, in lawful money of the United States of America and in immediately available funds, the principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) with interest at the rate of nine percent (9%) per annum as follows: (i) to the order of ____________, the principal amount of ________ THOUSAND DOLLARS ($_____________) plus interest,
(ii) to the order of ____________, the principal amount of _______ THOUSAND DOLLARS ($___________) plus interest, (iii) to the order of ____________, the principal amount of ________ THOUSAND DOLLARS ($___________) plus interest, (iv) to the order of ____________, the principal amount of _________ THOUSAND DOLLARS ($____________) plus interest, (v) to the order of ____________, the principal amount of _________ THOUSAND DOLLARS ($___________) plus interest, and (vi) to the order of ____________, the principal amount of ___________ THOUSAND DOLLARS ($___________) plus interest, in each case at such Payee's principal offices, or such other place as such Payee shall designate from time to time, on August 4, 2000; provided, however, that the Company's payment obligations hereunder are subject to and expressly limited by (i) each of the Buyers' and the Company's right of offset under Section 10(e) of each of the above referenced asset purchase agreements (hereinafter, collectively the "Lifestyle Acquisition Agreements") and (ii) the terms and provisions of the Undertaking Agreement; and provided further that, notwithstanding the fact that each of Payees is designated to be paid a specific amount under this Note, the Company or any of the Buyers may offset the entire amount of the required payments hereunder against a breach by any Payee under any one of more of the Lifestyle Acquisition Agreements. Payees acknowledge that the amount ultimately paid to each of them may be modified due to the terms of the Undertaking Agreement and the Company's right of offset.

            In the event of a default in the payment of any amount under this Note when due, whether upon demand or otherwise, such unpaid amounts shall bear interest, payable upon demand, at a rate per annum of 12% computed on the basis of the actual number of days elapsed over a year of 360 days; provided, however, that if such failure to make a payment occurs as a result of the Company exercising its or any of the Buyers' right of offset under Section 10(e) of any of the Lifestyle Acquisition Agreements, no additional interest shall be computed during the period in which such payment amount is in dispute. Notwithstanding any of the foregoing, no interest shall be payable hereunder in excess of the maximum permitted by applicable law.

      At the option of the Company, this Note may be prepaid in whole or in part at any time, or in part from time to time, without premium or penalty.

      If any amount payable hereunder shall fall due on the day that is not a business day when banks are open at the principal office of the applicable payee, then such due date shall be extended to the next succeeding business day when banks are so open.

      The Company and all persons who may at any time be liable, whether primarily or secondarily, for the payment of the indebtedness evidenced by this Note, for such persons and for the heirs, legal representatives, successors and assigns of such persons, hereby expressly waive presentment for payment, demand, notice of dishonor, protest and notice of protest.

      This Note may not be changed, nor any provision hereof waived, orally, but only by an agreement in writing, signed by the party against whom any waiver, change, modification or discharge is sought to be enforced.

      This Note has not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred in the absence of such registration or an exemption therefrom under said Act.

      This Note may not be sold, assigned, pledged, hypothecated or otherwise transferred except with the prior written consent of the Company.

      This Note shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to its conflict of laws rules.

      The Company agrees that any legal action or proceeding under or with respect to this Note may be brought in the courts of the State of New Jersey; and for the purpose of any such legal action or proceeding, the Company hereby agrees to waive any objection and agrees not to raise any defense it may have with respect to the venue of such courts or based upon forum non conveniens. The Company also agrees not to bring any legal action or proceeding under of with respect to this Note outside the State of New Jersey unless for some reason the otherwise appropriate court in the State of New Jersey refuses or does not have jurisdiction in the matter.

      The Lifestyle Acquisition Agreements and the Undertaking Agreement are incorporated herein by reference.

    TOWN SPORTS INTERNATIONAL, INC.


By:
    -------------------------------
    Alexander Alimanestianu
    Executive Vice President


                                       65